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EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------
      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-80631, 33-20553, 33-21962, 33-24261, 33-63108,
33-47814, and 33-47815) of Petrolite Corporation of our report dated November 30, 1995 appearing on page 29 of the Petrolite Corporation 1995 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K.


s/  Price Waterhouse LLP

PRICE WATERHOUSE LLP
St. Louis, Missouri
January 26, 1996



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